                                                                EXHIBIT 8(e)(2)



                AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT (the "Amendment") is effective as of December 8, 1997, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Company"), AMERICAN CENTURY MUTUAL FUNDS, INC. (formerly known as Twentieth Century Investors, Inc.)(the "Issuer") and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (formerly known as Investors Research Corporation)("ACIM"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the Company, Issuer and ACIM are parties to that certain Fund Participation Agreement dated April 30, 1996 (the "Agreement") in connection with the participation by the Funds in Contracts offered by the Company; and

     WHEREAS, since the date of the Agreement, the name of the Issuer has changed to American Century Mutual Funds, Inc. and the name of the investment manager has changed to American Century Investment Management, Inc.; and

     WHEREAS, the paries wish to amend the Agreement to provide a change in reimbursement for shareholder services as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Company, Issuer and ACIM agree as follows:

     1. Change in Applicable Fee. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

     2. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

     3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     4. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

THE VARIABLE ANNUITY LIFE                           AMERICAN CENTURY INVESTMENT
INSURANCE COMPANY                                   MANAGEMENT, INC.

By:  /s/      NORMAN JASKOL                         By:  /s/    WILLIAM M. LYONS
     -------------------------------------               -----------------------
     Name:    Norman Jaskol                              Name:  William M. Lyons
            ------------------------------               Title:  Executive Vice
                                                         President
     Title:  Vice President and
             Managing Director-Investments
            ------------------------------

AMERICAN CENTURY MUTUAL
FUNDS, INC.

By:  /s/    WILLIAM M. LYONS
     ----------------------------------
     Name:  William M. Lyons
     Title: Executive Vice President

                                   EXHIBIT A

                       FUNDS AVAILABLE AND APPLICABLE FEE

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         ISSUER                 NAME OF FUND                 APPLICABLE FEE**
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
American Century Mutual Funds,     Ultra                   Assets>0 but<$75
Inc.                                                       Million: 20BPs**
                                                           (0.20%); Assets>$75
                                                           Million: 25BPs**
                                                           (0.25%)





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

*  Subject to Section 5 of the Agreement
** Basis Points